                                EXHIBIT 1(5)


    General
    American [Logo]                                       POLICY NUMBER:
LIFE INSURANCE COMPANY
ST. LOUIS, MISSOURI 63166

                                                                INSURED:
                          EXECUTIVE BENEFIT


               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                          NON-PARTICIPATING

Flexible Premiums are payable during the lifetime of the insured to Attained Age 100. If the insured dies while this policy is in force, we will pay the policy proceeds to the beneficiary. We must receive proof of the Insured's death. The policy must also be surrendered to us after death occurs. Any payment will be subject to all of the provisions and conditions on this and the following pages of this policy.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 4.01 AND 4.02.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

THE POLICY'S CASH VALUE IN THE GENERAL ACCOUNT WILL BE CREDITED WITH INTEREST AT A MINIMUM GUARANTEED RATE AS SHOWN ON THE POLICY SPECIFICATIONS PAGE. WE MAY CREDIT ADDITIONAL INTEREST IN EXCESS OF THE GUARANTEED RATE. SEE THE GENERAL ACCOUNT CASH VALUE PROVISION.

                       RIGHT TO EXAMINE POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund any premium paid.

This policy is a legal contract between the policyowner and General American. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete insurance contract and only the actual policy provisions will control. The policy itself sets forth, in detail, the rights and obligations of both you and your insurance company. IT IS, THEREFORE, IMPORTANT THAT YOU READ YOUR POLICY.

Signed for the company at its Home Office, St. Louis, Missouri 63128. (1-800-638-9294)

          /s/ Matthew P. McCauley              /s/ Kevin C. Eichner
            VP, GENERAL COUNSEL,                 PRESIDENT AND CEO
               AND SECRETARY

100038
(6/2001)

                  ALPHABETIC GUIDE TO YOUR CONTRACT

Section

4  Addition, Deletion or Substitution of
    Investments
6  Allocation of Net Premiums
8  Allocation of Partial Withdrawals
3  Annual Report
5  Applicable Percentage
2  Assignments
8  Basis of Computation
2  Beneficiary
8  Cash Surrender Value
8  Cash Surrender Value Adjustment
8  Cash Value After Attained Age 100
8  Cash Values
5  Change in Contract Type
5  Change in Face Amount
3  Change of Insured
2  Change of Owner or Beneficiary
3  Claims of Creditors
3  Conformity with Statutes
8  Continuation of Insurance
5  Continuation of the Policy Beyond Attained
    Age 100
3  Contract
3  Conversion Rights
5  Death Benefit
1  Definitions
4  Divisions
9  Extended Provisions
6  Federal Tax Charge
7  Fixed Loan Interest Rates
8  General Account Cash Value
8  General Account Interest Rate
8  General Account Partial Withdrawals
6  Grace Period
3  Incontestability
9  Interest on Proceeds


Section

8  Loan Account Cash Value
7  Loan Interest Due Date
7  Loan Repayments
7  Loans
3  Misstatement of Age or Sex and Corrections
8  Monthly Cost of Insurance
8  Monthly Cost of Insurance Rates
8  Monthly Deduction
8  Monthly Policy Charge
8  Net Investment Factor
6  Net Premium
6  No-Lapse Period
2  Owner
8  Partial Withdrawals
9  Payment of Policy Benefits
6  Payment of Premiums
6  Percent of Premium Charge
5  Policy Changes
5  Policy Proceeds
8  Postponement of Payments or Transfers
6  Premium Tax Charge
8  Pro Rata Surrender
3  Projection of Benefits and Values
6  Reinstatement
2  Requests for Changes and/or Information
3  Right to Examine Increase in Face Amount
8  Selection and Issue Expense Charge
4  Separate Account
8  Separate Account Cash Value
8  Separate Account Partial Withdrawals
3  Statements in Application
3  Suicide Exclusion
8  Surrender
4  Transfers
6  Your Right to Change Allocation


Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.

100038
(6/2001)

1. POLICY SPECIFICATIONS

                GENERAL POLICY SPECIFICATIONS

INSURED                                   JOHN DOE
POLICY NUMBER                           16,000,001
ISSUE DATE                          AUGUST 1, 2001
FACE AMOUNT                                $50,000
CONTRACT TYPE                             OPTION A
INSURED AGE                                     35
SEX                                           MALE
RISK CLASSIFICATION                       Standard
                                            Smoker

INITIAL PREMIUM PAID                       $573.00
PLANNED ANNUAL PREMIUM                     $573.00
MINIMUM INITIAL ANNUAL
     PREMIUM AMOUNT                        $573.00
QUALIFIED ROLLOVER PREMIUM                   $0.00
TARGET PREMIUM                             $425.00
TARGET PREMIUM (BASE ONLY)                 $425.00
NO LAPSE ANNUAL PREMIUM                    $573.00
NO LAPSE PREMIUM
     DATE                           AUGUST 1, 2006
PREMIUM TAX CHARGE                              2%
FEDERAL TAX CHARGE                            1.3%
MAXIMUM PERCENT OF PREMIUM CHARGE -
1ST YEAR: UP TO TARGET PREMIUM                 15%
          ABOVE TARGET PREMIUM                  5%
          QUALIFIED ROLL OVER
               PREMIUM                          0%
YEARS 2-10                                      5%
YEARS 11+                                       2%



                BENEFITS - AS SPECIFIED IN POLICY
                           AND IN ANY RIDER

                POLICY PLAN: EXECUTIVE BENEFITS FLEXIBLE PREMIUM
                             VARIABLE LIFE INSURANCE



                                                            11274   1

2. POLICY SPECIFICATIONS


GENERAL ACCOUNT CASH VALUE
   GUARANTEED INTEREST RATE                                              3%
GENERAL ACCOUNT MAXIMUM
   ALLOCATION PERCENT                                                  100%
GENERAL ACCOUNT MAXIMUM
   WITHDRAWAL PERCENT LIMIT                                             25%
MAXIMUM MONTHLY COST OF
   INSURANCE FACTOR                                               1.0024663
MAXIMUM DAILY MORTALITY AND EXPENSE RISK PERCENTAGE:
   YEARS 1-10                                                    0.0015027%
   YEARS 11-20                                                   0.0012301%
   YEARS 21+                                                     0.0009572%
MAXIMUM ANNUAL MORTALITY AND EXPENSE
RISK PERCENTAGE:
   YEARS 1-10                                                         0.55%
   YEARS 11-20                                                        0.45%
   YEARS 21+                                                          0.35%
MAXIMUM MONTHLY POLICY CHARGE:
   1ST YEAR                                                           $6.00
   YEARS 2+                                                           $6.00
MAXIMUM SELECTION AND ISSUE
   EXPENSE CHARGE RATE:
   YEARS 1-10                                                       $0.0875
   YEARS 11+                                                             $0
MINIMUM FACE AMOUNT                                                 $50,000
MINIMUM FACE AMOUNT INCREASE                                         $5,000
MINIMUM FACE AMOUNT DECREASE                                         $5,000
MAXIMUM FEE FOR PROJECTION OF                                        $25.00
   BENEFITS AND VALUES
MAXIMUM TRANSFER CHARGE                                              $25.00
GUARANTEED INTEREST RATE ON                                            3.0%
   DEATH CLAIM PROCEEDS
7702 TABLE                                         1980 CSO MORTALITY TABLE
                                                         FOR A MALE SMOKER,
                                                       AGE NEAREST BIRTHDAY
BASIS OF COMPUTATION OF MINIMUM                    1980 CSO MORTALITY TABLE
   CASH VALUES                                           FOR A MALE SMOKER,
                                                       AGE NEAREST BIRTHDAY


IF THE INITIAL PREMIUM PAID AND SUBSEQUENT PREMIUMS PROVE TO BE TOO LOW, COVERAGE PROVIDED BY THIS POLICY MAY CEASE.


                                                                 11274   2

                      TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                                     RATES ARE PER $1,000


COVERAGE:              EBFPVL                    INSURED:                   JOHN DOE
POLICY NUMBER:     16,000,001                    ISSUE DATE:          AUGUST 1, 2001



   ATTAINED AGE          RATE          ATTAINED AGE          RATE       ATTAINED AGE     RATE
        35              0.2191              57              1.5075           79          9.4575
        36              0.2341              58              1.6408           80         10.1325
        37              0.2533              59              1.7791           81         10.8675
        38              0.2750              60              1.9325           82         11.6833
        39              0.3000              61              2.1050           83         12.5858
        40              0.3283              62              2.2991           84         13.5408
        41              0.3616              63              2.5191           85         14.5166
        42              0.3958              64              2.7616           86         15.4816
        43              0.4350              65              3.0241           87         16.4216
        44              0.4758              66              3.2975           88         17.4475
        45              0.5225              67              3.5841           89         18.4600
        46              0.5691              68              3.8791           90         19.4741
        47              0.6200              69              4.1933           91         20.5100
        48              0.6733              70              4.5400           92         21.6108
        49              0.7333              71              4.9241           93         23.0250
        50              0.7966              72              5.3608           94         24.8458
        51              0.8700              73              5.8525           95         27.4966
        52              0.9516              74              6.3883           96         32.0458
        53              1.0450              75              6.9808           97         40.0166
        54              1.1500              76              7.5916           98         54.8316
        55              1.2616              77              8.2100           99         83.3333
        56              1.3825              78              8.8258          100+         0.0000


THESE RATES ARE FOR THE BASE POLICY AT ISSUE. THEY ARE BASED ON THE 1980
COMMISSIONERS STANDARD ORDINARY MORTALITY TABLES FOR A MALE, SMOKER.


                                                                  11275   1

                            DEATH BENEFIT OPTION C ATTAINED AGE FACTORS


COVERAGE:                 EBFPVL           INSURED:                     JOHN DOE
POLICY NUMBER:        16,000,001           ISSUE DATE:            AUGUST 1, 2001


     ATTAINED                            ATTAINED                         ATTAINED
        AGE             RATE                AGE             RATE            AGE        RATE
        35              3.54993             57              1.868348         79        1.258853
        36              3.435786            58              1.824082         80        1.245117
        37              3.325754            59              1.78175          81        1.232006
        38              3.219954            60              1.74117          82        1.219532
        39              3.118295            61              1.702324         83        1.207765
        40              3.020724            62              1.665225         84        1.196784
        41              2.927158            63              1.629891         85        1.186567
        42              2.837596            64              1.596361         86        1.177009
        43              2.75175             65              1.564606         87        1.167922
        44              2.669579            66              1.534553         88        1.159075
        45              2.590837            67              1.506032         89        1.150468
        46              2.515496            68              1.478903         90        1.141859
        47              2.443231            69              1.452988         91        1.132984
        48              2.373933            70              1.428197         92        1.123539
        49              2.307409            71              1.404534         93        1.113181
        50              2.243622            72              1.382011         94        1.101799
        51              2.182405            73              1.360714         95        1.089164
        52              2.123792            74              1.340715         96        1.07518
        53              2.067728            75              1.322003         97        1.060138
        54              2.014227            76              1.304624         98        1.044166
        55              1.963262            77              1.288433         99        1.026482
        56              1.914671            78              1.273247        100+       1.01000


                                                                 11276   1

                  1. DEFINITIONS IN THIS POLICY

WE, US AND OUR    General American Life Insurance Company.

YOU AND YOUR      The owner of this policy. The owner may be someone
                  other than the Insured.

                  In the application the words "You" and "Your" refer to the proposed Insured person(s).

INSURED           The person whose life is insured under this policy.
                  See the Policy Specifications page.

ISSUE AGE         The age of the Insured as of his or her nearest
                  birthday to the Issue Date.

ATTAINED AGE      The Issue Age plus the number of completed policy
                  years. This includes any period during which this policy was lapsed.

ISSUE DATE        The effective date of the coverage under this policy
                  which is the Issue Date shown on the Policy
                  Specifications page. It is also the date from which policy anniversaries, policy years, and policy months are measured.

INVESTMENT START  The date the first premium is applied to the General
DATE Account and/or the Divisions of Separate Account Eleven. This date will be the later of:

                  - The Issue Date of the policy; or

                  - The date we receive the first premium at our home
                    office.

MONTHLY           The same date in each succeeding month as the Issue
ANNIVERSARY       Date except that whenever the Monthly Anniversary
                  falls on a date other than a Valuation Date, the Monthly Anniversary will be deemed the next Valuation
                  Date. If any Monthly Anniversary would be the 29th,
                  30th, or 31st day of a month that does not have that number of days, then the Monthly Anniversary will be the last day of that month.

GENERAL ACCOUNT   The assets held by us, excluding any loans, other than
                  those allocated to the Divisions of Separate Account
                  Eleven or any other Separate Account.

SEPARATE          Separate Account Eleven, a separate investment account
ACCOUNT           created by us to receive and invest net premiums
                  received for this policy or other policies.

LOAN ACCOUNT      The account to which we will transfer from the General
                  Account and the Divisions of Separate Account Eleven the amount of any policy loan.

LOAN              A Loan SubAccount exists for the General Account and
SUBACCOUNT        each Division of Separate Account Eleven. Any cash
                  value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.

VALUATION DATE    Each day that the New York Stock Exchange is open for
                  trading, we are open for business and the SEC has not restricted trading or declared an emergency.

SEC               The United States Securities and Exchange Commission

SERVICE CENTER    Submit all requests for change and/or information in
                  writing to our Service Center at [P.O. Box 14490, St.
                  Louis, MO 63178.]




                                                              103036   1
                                                              (6/2001)

                  2. PERSONS WITH AN INTEREST IN THE POLICY

OWNER The owner of this policy is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in this policy. If there is more than one owner at a given time, all must exercise the rights of ownership by joint action. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision.

                  You, as owner, are entitled to exercise all ownership rights provided by this policy, while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If the owner is a trustee(s), we may act in reliance upon the written request of any trustee and we are not responsible for proper administration of the trust. Unless otherwise provided, the final owner will be the estate of the last owner to die.

BENEFICIARY       The Beneficiary is the person named in the application
                  or by later designation to receive the proceeds in the event of the insured's death. You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided. If no beneficiary is living at the death of the insured, the proceeds will be payable to you, if you are living, or to your estate.

                  Unless you provide otherwise, if a beneficiary dies prior to the death of the insured, that beneficiary's share will be paid to the living beneficiaries of that class. The deceased beneficiary's share will be paid in the same proportion as the living beneficiaries' shares. If there are no beneficiaries living when the insured dies, or at the end of any Common Disaster period, the proceeds (commuted if required) will be payable to you, if you are living, or to your estate.

                  Any payment we make will terminate our liability with respect to such payment. If the insured designates specific amounts to be paid to specific beneficiaries and the total of those amounts is other than the amount of proceeds payable, the proceeds payable will be adjusted and paid in the same proportion as the specific amounts were to be paid.

CHANGE OF         During the Insured's lifetime you may change the
OWNER OR          ownership and beneficiary designations, subject to any
BENEFICIARY       restrictions as stated in the Owner or Beneficiary
                  provisions. You must make the change in written form satisfactory to us. If acceptable to us the change will take effect as of the time you signed the request, whether or not the Insured is living when we receive your request at our home office. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

ASSIGNMENTS       We will not be bound by an assignment of the policy or
                  of any interest in it unless:
                  1. The assignment is made as a written instrument,
                  2. You file the original instrument or a certified
                     copy with us at our home office, and
                  3. We send you an acknowledged copy.

                  We are not responsible for determining the validity of any assignment.

                  If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

REQUESTS FOR      Submit all requests for change and/or information in
CHANGES AND/OR    writing to our Service Center.
INFORMATION




                                                            103036   2
                                                            (6/2001)

                  3. GENERAL PROVISIONS

THE CONTRACT      We have issued this policy in consideration of the
                  application and payment of premiums. The policy, the application for it, any riders and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement.
                  Any change must be in writing and approved by our President, Vice-President or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

CONFORMITY WITH   If any provision in this policy is in conflict with
STATUTES          the laws of the state which govern this policy, the
                  provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to cause this policy to comply with, or give you the benefit of, any federal or state statute, rule, or regulation, including, but not limited to, requirements for life insurance contracts under the Internal Revenue Code, or its regulations or published rulings.

STATEMENTS IN     All statements made by the Insured or on his or her
APPLICATION       behalf, or by the applicant, will be deemed
                  representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the policy, any rider or any increase in face amount or deny a claim unless made in the application for a policy, a rider or an increase in face amount.

CLAIMS OF         To the extent permitted by law, neither the policy nor
CREDITORS         any payment under it will be subject to the claims of
                  creditors or to any legal process.

RIGHT TO EXAMINE  You have the right to request us to cancel an increase
INCREASE IN       in face amount and receive a premium refund. The
FACE AMOUNT       request must be in writing and must be made no later
                  than:

                  - 20 days from the date you received the new Policy Specifications page for the increase; or

                  - 45 days after the date you signed the application for the increase.

                  If you do request us to cancel the increase, the monthly deductions associated with that increase will be restored to the policy's cash value. This amount will be allocated to the General Account and the Divisions of Separate Account Eleven in the same manner as it was deducted.

CONVERSION        While your policy is in force, you have a one time
RIGHTS            right during the first two policy years to transfer
                  all of your cash value from the Divisions of Separate
                  Account Eleven to the General Account.

                  If, at any time during the first two policy years, you request in writing the transfer of the cash value held in the Divisions of Separate Account Eleven to the General Account and you indicate that you are making this transfer in exercise of your conversion rights, the transfer will not be subject to a transfer charge or transfer limits, if any. At the time of such transfer, there will not be any effect on the policy's death benefit, face amount, net amount at risk, rate class or Issue Age.

                  If you exercise your one time conversion right, we will automatically allocate all future net premiums to the General Account.

MISSTATEMENT OF   If there is a misstatement of age or sex in the
AGE OR SEX AND    that which would be purchased by the most recent
CORRECTIONS       monthly cost of insurance charge at the correct age or
                  sex.

           If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.



                                                              103036   3
                                                              (6/2001)

INCONTESTABILITY  We cannot contest this policy after it has been in force during the lifetime of the Insured for two years from its Issue Date. We cannot contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the Insured for two years from its effective date. We cannot contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of the Insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

SUICIDE           If the Insured dies by suicide, while sane or insane,
EXCLUSION         within two years from the Issue Date (or within the
                  maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

                  If the Insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

CHANGE OF         While this policy is in force, you may change the
INSURED           Insured. To do this, you must meet the requirements
                  established by us. Any rider attached to this policy may be continued only with our consent. We reserve the right to charge a nominal fee for processing a change of Insured.

ANNUAL REPORT     Each year a report will be sent to you which shows the
                  current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

PROJECTION OF     You may make a written request to us for a projection
BENEFITS AND      of illustrative future cash values and death benefits.
VALUES            If requested more than once per policy year, this
                  projection will be furnished to you for a nominal fee.
                  This fee will not exceed the Maximum Fee for Projection of Benefits and Values shown on the Policy
                  Specifications page.

                  4. SEPARATE ACCOUNT PROVISIONS

SEPARATE          The variable benefits under this policy are provided
ACCOUNT           through investments in Separate Account Eleven. This
                  account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

                  We hold the assets of Separate Account Eleven. These assets are held separately from the assets held in the General Account. Income, gains and losses---whether or not realized---from assets allocated to Separate Account Eleven will be credited to or charged against the account without regard to our other income, gains or losses.

                  The portion of the assets held by Separate Account Eleven equal to the reserves and other policy liabilities with respect to Separate Account Eleven will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of Separate Account Eleven which are in excess of the reserves and other policy liabilities of Separate Account Eleven.

                  Separate Account Eleven is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Separate Account Eleven is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of Separate Account Eleven will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.


                                                              103036   4
                                                              (6/2001)

DIVISIONS         Separate Account Eleven has several Divisions. Each
                  Division invests in a corresponding investment portfolio from one or more registered investment companies.

                  Income, gains and Iosses---whether or not realized--- from the assets of each Division of Separate Account Eleven are credited to or charged against that Division without regard to income, gains or losses in other Divisions of Separate Account Eleven or in the General Account.

                  We will value the assets of each Division of Separate Account Eleven at the end of each valuation period. A valuation period is the period between two successive Valuation Dates. A Valuation Date is any day that benefits vary and on which the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulation.

TRANSFERS         You may transfer amounts as follows:

                  - Between the General Account and the Divisions of Separate Account Eleven; or

                  -  Among the Divisions of Separate Account Eleven.

                  - The first 12 requested transfers and/or partial withdrawals per policy year will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer Charge shown on the Policy Specifications page.

                  These transfers will be subject to the following conditions:

                  - We must receive a request for transfer in a form acceptable to us.

                  - Transfers from or among the Divisions of Separate Account Eleven must be at least $1.00 or the entire amount you have in a Division, if smaller.

                  - Transfers and/or partial withdrawals from the General Account to the Divisions of Separate Account Eleven must be at least $500.00. The maximum amount of all Transfers and partial withdrawals from the General Account in any policy year will be the greater of (1) or (2):

                     1.  The cash surrender value of the General
                         Account at the beginning of that policy year multiplied by the General Account Maximum Withdrawal Percent Limit, as shown on the Policy Specifications page.

                     2. The previous year's General Account maximum withdrawal amount.

                  The General Account Cash Value immediately after any transfer to the General Account cannot exceed 1., below, multiplied by 2., below:

                     1.  The General Account Cash Value plus the
                         Separate Account Cash Value.

                     2.  The General Account Maximum Allocation
                         Percent as shown on the Policy Specifications page.

                  We may revoke or modify the transfer privilege at any time, including the minimum amount transferable, the General Account Maximum Allocation Percent, and the transfer charge, if any.


                                                               103036   5
                                                               (6/2001)

ADDITION,         We reserve the right, subject to compliance with
DELETION OR       applicable law, to make additions to, deletions from,
SUBSTITUTION OF   or substitutions for the shares of a fund that are
INVESTMENTS       held by Separate Account Eleven or that Separate
                  Account Eleven may purchase. We reserve the right to eliminate the shares of any of the funds of this policy and to substitute shares of another fund of a registered investment company if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of Separate
                  Account Eleven without notice to the owner and compliance with the Investment Company Act of 1940.
                  This will not prevent Separate Account Eleven from purchasing other securities for other series or classes of policies or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                  We reserve the right to establish additional Divisions of Separate Account Eleven which would invest in shares of registered investment companies and to make such Divisions available to such class or series of policies as we deem appropriate. We also reserve the right to eliminate or combine existing Divisions of Separate Account Eleven or to transfer assets between Divisions.

                  If we consider it to be in the best interest of persons having voting rights under the policies, Separate Account Eleven may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.



                                                               103036   6
                                                               (6/2001)

                  5. POLICY BENEFITS

POLICY PROCEEDS   The policy proceeds are:

                  1. The death benefit under the Contract Type then in
                     effect; plus

                  2. The monthly cost of insurance for the portion of
                     the policy month from the date of death to the end of the policy month of death; minus

                  3. Any payment due under the Grace Period provision
                     as of the date of death; minus

                  4. Any loan and loan interest due.

DEATH BENEFIT     Prior to the Insured's Attained Age 100, the death
                  benefit depends upon the Contract Type in effect on the date of the Insured's death. The Contract Type in effect is shown on the Policy Specifications page.

                  OPTION A CONTRACT TYPE:

                  The death benefit is the greater of:

                  1. The face amount; or

                  2. The applicable percentage of the cash value on
                     the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision and modified for ages 95 and above.

                  OPTION B CONTRACT TYPE:

                  The death benefit is the greater of:

                  1. The face amount plus the cash value on the date
                     of death; or

                  2. The applicable percentage of the cash value on
                     the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision and modified for ages 95 and above.

                  OPTION C CONTRACT TYPE:

                  The death benefit is the greater of:

                  1. The face amount; or

                  2. The cash value on the date of death multiplied by
                     the applicable Attained Age factor as shown on the policy's Death Benefit Option C Attained Age Factors page.

                  Notwithstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

APPLICABLE        The percentages as currently described in Section
PERCENTAGE        7702(d) of the Internal Revenue Code of 1986 and
                  modified for ages 95 and above are as follows:

                  In the case of an Insured with an Attained Age as of the beginning of the contract year of:

                  More than:    But not more than:
                  0  .......................... 40
                  40 .......................... 45
                  45 .......................... 50
                  50 .......................... 55
                  55 .......................... 60
                  60 .......................... 65
                  65 .......................... 70
                  70 .......................... 75
                  75 .......................... 90
                  90 .......................... 95
                  95 or higher












                  The applicable percentage will decrease by a ratable portion for each full year:

                  From:                        To:
                  250 ........................ 250
                  250 ........................ 215
                  215 ........................ 185
                  185 ........................ 150
                  150 ........................ 130
                  130 ........................ 120
                  120 ........................ 115
                  115 ........................ 105
                  105 ........................ 105
                  105 ........................ 101
                  101


                                                                104028   1
                                                                (6/2001)

CONTINUATION      If this policy is in force beyond the Insured's
OF THE POLICY     Attained Age 100, the Death Benefit will be 101% of
BEYOND ATTAINED   the policy's cash value.
AGE 100
                  PLEASE NOTE: THIS POLICY MAY NOT QUALIFY AS LIFE
                  INSURANCE AFTER THE INSURED'S ATTAINED AGE 100 AND MAY
                  BE SUBJECT TO TAX CONSEQUENCES. PLEASE CONSULT A TAX
                  ADVISOR PRIOR TO CONTINUING THE POLICY BEYOND THE
                  INSURED'S ATTAINED AGE 100. IT IS POSSIBLE THAT
                  INSURANCE COVERAGE MAY NOT CONTINUE EVEN IF PLANNED
                  PREMIUMS ARE PAID IN A TIMELY MANNER.

POLICY CHANGES    You may request policy changes at any time unless we
                  specifically indicate otherwise. We limit the number of changes to one per policy year, and we do not permit changes in the first policy year. The types of changes allowed are explained below.

                  No change will be permitted that would result in this policy not satisfying the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

CHANGE IN FACE    The face amount may be changed by sending us a written
AMOUNT            request.

                  Any decrease in face amount will be subject to the following conditions:

                  1. The decrease will become effective on the Monthly
                     Anniversary on or following our receipt of the request.

                  2. The decrease will reduce the face amount in the
                     following order:

                     a. The face amount provided by the most recent increase;

                     b. Face amounts provided by the next most recent increases, successively; and

                     c.  The face amount when the policy was issued.

                  3. The face amount remaining in force after any
                     requested decrease may not be less than the Minimum Face Amount shown on the Policy
                     Specifications page.

                  4. Any decrease must be at least the Minimum Face
                     Amount Decrease as shown on the Policy
                     Specifications page.

                  After the first policy anniversary, you can increase the face amount subject to the following conditions:

                  1. Proof that the Insured is insurable by our
                     standards on the date of the requested increase must be submitted.

                  2. The increase, if approved by us, will become
                     effective on the Monthly Anniversary on or following our receipt of the request.

                  3. Any increase must be at least the Minimum Face
                     Amount Increase as shown on the Policy
                     Specifications page.

                  4. The Insured must have an Attained Age not greater
                     than age 80 on the policy anniversary that the increase will become effective.

                  We will amend your policy to show the effective date of the decrease or increase.

CHANGE IN         If the Contract Type in effect is Option A or Option
CONTRACT TYPE     B, you may change the Contract Type by sending us a
                  written request. The effective date of the change will be the Monthly Anniversary on or following the date we receive your request. On the effective date of this change the death benefit payable does not change, but the face amount may change.

                  If the Contract Type in effect is Option B, you may change it to Option A. The face amount will be increased to equal the death benefit on the effective date of change. The Contract Type cannot be changed from Option B to Option C.



                                                                104028   2
                                                                (6/2001)

                  If the Contract Type in effect is Option A, you may change it to Option B. Proof that the Insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the Minimum Face Amount shown on the Policy Specifications page. The Contract Type cannot be changed from Option A to Option C.

                  If the Contract Type in effect is Option C, the Contract Type cannot be changed.

                  6. PREMIUMS AND GRACE PERIOD

PAYMENT OF        Your first premium is due as of the Issue Date. While
PREMIUMS          the Insured is living, premiums after the first must
                  be paid at our home office. A premium receipt will be furnished upon request. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

                  Premiums may be paid in any amount and at any interval subject to the following conditions:

                  1. At the end of the first policy year, your total
                     premium payments for this policy must be greater than or equal to the Minimum Initial Annual
                     Premium Amount as shown on the Policy
                     Specifications page.

                  2. Any subsequent premium payment must be at least
                     $10.00.

                  3. Total premiums paid in any policy year for
                     policies issued with the Option A or B Contract Type may not exceed an amount that would cause the policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue Code of 1986, or any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

                  On any date that we receive a premium which causes the Death Benefit under any of the Contract Types to increase by an amount that exceeds that premium received, we reserve the right to refuse that premium payment. We may require additional evidence of insurability before we accept the premium.

NET PREMIUM       The net premium is:

                  1. The premium paid; minus

                  2. The premium paid multiplied by the Premium Tax
                     Charge as shown on the Policy Specifications page; minus

                  3. The premium paid multiplied by the Federal Tax
                     Charge as shown on the Policy Specifications page; minus

                  4. The premium paid multiplied by the Applicable
                     Percent of Premium Charge.

PREMIUM TAX       A charge will be deducted for premium taxes from each
CHARGE            premium submitted. The current charge, as a percent of
                  the premium, is shown on the Policy Specifications page. We reserve the right to change the Premium Tax
                  Charge due to rate changes of the governing jurisdiction. We will amend your policy to show the current premium tax rate, if changed.

FEDERAL TAX       A charge will be deducted for federal taxes from each
CHARGE            premium submitted. The current charge, as a percent of
                  the premium, is shown on the Policy Specifications page. We reserve the right to change the Federal Tax
                  Charge to reflect a change in the federal tax law. We will amend your policy to show the current Federal Tax
                  Charge, if changed.


                                                               104028   3
                                                               (6/2001)

PERCENT OF        A charge will be deducted from each premium submitted.
PREMIUM CHARGE    The Maximum Percent of Premium Charges are shown on
                  the Policy Specifications page.

ALLOCATION OF     You determine the allocation of net premiums among the
NET PREMIUMS      General Account and the Divisions of Separate Account
                  Eleven. For any chosen allocation the minimum percentage that may be allocated is 1% of the net premium. Percentages must be in whole numbers. The
                  General Account Cash Value immediately after payment of the premium cannot exceed 1., below, multiplied by 2., below:

                  1. The General Account Cash Value plus the Separate
                     Account Cash Value.

                  2. The General Account Maximum Allocation Percent as
                     shown on the Policy Specifications page.

                  The initial allocation is shown on the application, a copy of which is attached. We may modify the General Account Maximum Allocation Percent at any time.

                  For any premium received during the "right to examine policy" period, we will initially allocate the net premium to the Division that invests exclusively in shares of our Money Market fund unless prohibited by state law. When this period expires, cash value in that Division will be transferred to the General Account and the Divisions of Separate Account Eleven according to the allocation percentages shown on the application, a copy of which is attached. For any premium received after the "right to examine policy" period, the net premium will be allocated according to the allocation percentages shown on the Policy Specifications page or your most recent allocation instructions received by us.

YOUR RIGHT TO     You may change the allocation of future net premiums
CHANGE            among the General Account and/or the Divisions of
ALLOCATION        Separate Account Eleven subject to the conditions
                  outlined in the Allocation of the Net Premiums
                  Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

NO-LAPSE PERIOD   If, on a Monthly Anniversary day prior to the No Lapse
                  Premium Date, the sum of all premiums paid on this policy, reduced by any partial withdrawals and any outstanding loan balance, is greater than or equal to the sum of the No Lapse Monthly Premiums for the elapsed months since the Issue Date, this policy will not lapse as a result of a cash value less any loans and loan interest due, being insufficient to pay the monthly deduction. The No Lapse Premium Date and the
                  No Lapse Annual Premium are shown on the Policy
                  Specifications page. The No Lapse Monthly Premium is one twelfth of the No Lapse Annual Premium.

GRACE PERIOD      IF, ON A MONTHLY ANNIVERSARY DAY PRIOR TO THE NO LAPSE
                  PREMIUM DATE:

                  1. The cash value less any loans and loan interest
                     due is insufficient to cover the monthly deduction; and

                  2. The sum of all premiums paid on this policy,
                     reduced by any partial withdrawals and any outstanding loan balance, is less than the sum of the No Lapse Monthly Premiums for the elapsed months since the Issue Date;

                  then the grace period of 62 days will be allowed for the payment of a premium sufficient to keep your policy in force. The No Lapse Premium Date and the No Lapse Annual Premium are shown on the Policy
                  Specifications page.

                  A change in your policy's face amount, the addition or deletion of a supplemental rider to this policy, or a change in the premium class of the Insured before the No Lapse Premium Date shown on the Policy Specifications page may result in a change in the No Lapse Monthly Premium. The No Lapse Premium Date will not be changed.
                  ---


                                                                104028   4
                                                                (6/2001)

                  IF, ON A MONTHLY ANNIVERSARY DAY ON OR AFTER THE NO LAPSE PREMIUM DATE, the cash value less any loans and loan interest due is insufficient to cover the next monthly deduction, a grace period of 62 days will be allowed for the payment of a premium sufficient to pay the monthly deduction. (Monthly deduction is defined in the Cash Values section.)

                  Notice of the amount of premium required to be paid to keep this policy in force will be sent at the beginning of the grace period to your last known address and to any assignee on record. If we do not receive a premium large enough so that the net premium covers the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period and it will then terminate without cash surrender value. If the Insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

REINSTATEMENT     You may reinstate your lapsed policy within 3 years
                  after the date of lapse. This must be done prior to the Insured's Attained Age 100. The policy can not be reinstated if it has been surrendered. To reinstate, you must submit the following items:

                  1. A written request for reinstatement.

                  2. Proof satisfactory to us that the Insured is
                     insurable by our standards.

                  3. A net premium payment large enough to cover:

                     a. The monthly deductions due at the time of lapse; and

                     b. Two times the monthly deduction due at the time of reinstatement.

                  4. A payment to cover any Loan Interest due and
                     unpaid at the time of lapse.

                  Upon receipt of the above payments, we will deduct any monthly deductions and loan interest due and unpaid at the time of lapse. The Insured must be alive on the date we approve the request for reinstatement. If the Insured is not alive, such approval is void and of no effect.

                  The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes this date. Any application for reinstatement becomes part of the contract of reinstatement and of this policy.

                  Any loan may be paid or reinstated. Any loan reinstated will cause a cash value of an equal amount to be reinstated.

                  Any loan repaid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

                  Following reinstatement, the No-Lapse Period provision will again be applicable until the No-Lapse Premium Date, shown on the Policy Specifications page, if sufficient premium is paid so that, as of the effective date of reinstatement, the sum of all premiums paid, reduced by any partial withdrawals and any loans, is greater than the No-Lapse Monthly Premiums multiplied by the number of elapsed months since the Issue Date.



                                                                104028   5
                                                                (6/2001)

                  7. LOANS

                  Upon written request to us, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $500. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

                  The loan value is the cash value of your policy at the date of the loan request plus interest to the next policy anniversary at the General Account Cash Value Guaranteed Interest Rate, shown on the Policy
                  Specifications page, reduced by:

                  1. Any existing loans; and

                  2. Loan interest to the next loan interest due date;
                     and

                  3. Every monthly deduction due to the next loan
                     interest due date.

                  You may allocate the policy loan among the General Account and the Divisions of Separate Account Eleven. If you do not specify the allocation, then the policy loan will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account, and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

                  Cash value equal to the policy loan allocated to the General Account and each Division of Separate Account Eleven will be transferred to the Loan Account, reducing the cash value accordingly. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount.

LOAN INTEREST     The accrued loan interest will be due the earliest of:
DUE DATE
                  1. The next policy anniversary date.

                  2. The date of termination of the policy.

                  3. The date the loan is repaid in full.

                  4. The date the loan plus loan interest accrued
                     exceeds the cash value.

                  Interest will be payable annually on each policy anniversary. If you do not pay the interest when it is due on a policy anniversary, an amount of cash value equal to the loan interest will also be transferred to the Loan Account. We will charge the same rate of interest on this amount as on the policy loan. The amount transferred will be deducted from the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy minus the cash value in the Loan Account.

FIXED LOAN        The fixed loan interest rate is 3.25% for policy years
INTEREST RATES    1 through 20 and 3.15% for policy years 21 and later.
                  Loan interest is payable in arrears.

                                                             106028   1
                                                             (6/2001)

LOAN              All funds received will be credited to your policy as
REPAYMENTS        a premium unless clearly marked for loan repayment.

                  You may repay your loan in whole or in part at any time before the death of the Insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount. Unpaid loans and loan interest will be deducted from any settlement of your policy.

                  If you fail to make repayments when the total loan and loan interest due would exceed the cash value, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period. We will mail notice to your last known address, and that of any assignee of record. This grace period will expire 62 days from the Monthly Anniversary immediately before the date the total loan and loan interest exceeds the cash value; or 31 days after such notice has been mailed, if later.

                  8. CASH VALUES

CASH VALUE        The cash value of your policy is equal to the total of:

                  -  The cash value in the General Account; plus

                  - The cash value in the Divisions of Separate Account Eleven; plus

                  -  The cash value in the Loan Account.

CASH VALUE        If this policy is in force beyond the Insured's
AFTER ATTAINED    Attained Age 100, the cash value of your policy will be
AGE 100           determined in the same manner as described below;
                  except no deductions will be made for monthly cost of insurance charges. Premiums can not be paid after the Insured Attains Age 100.

GENERAL ACCOUNT   The cash value in the General Account as of the
CASH VALUE        Investment Start Date is equal to:

                  - The portion of the initial net premium received and allocated to the General Account; minus

                  - The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the General Account.

                  The cash value in the General Account on any day after the Investment Start Date is equal to:

                  - The cash value on the preceding Valuation Date, with interest on such value at the current rate; plus

                  - Any portion of net premium received and allocated to the General Account on that day; plus

                  - Any amounts transferred to the General Account on that day; plus

                  -  Any loan repayments allocated to the General
                     Account on that day; plus

                  - That portion of any interest credited on outstanding loans which is allocated to the General Account on that day; minus

                  - Any amount transferred plus any transfer charge from the General Account to the Divisions of Separate Account Eleven on that day; minus

                                                   106028   2
                                                   (6/2001)

                  - Any partial withdrawal plus any withdrawal transaction charge made from the General Account on that day; minus

                  - Any amount transferred from the General Account to the Loan Account on that day; minus

                  - IF THAT DAY IS A MONTHLY ANNIVERSARY, any withdrawal due to a pro rata surrender plus any withdrawal transaction charge made from the General Account on that day; minus

                  - IF THAT DAY IS A MONTHLY ANNIVERSARY, the portion of the monthly deduction charged to the General Account, to cover the policy month which starts on that day.

GENERAL ACCOUNT   The interest credited to the General Account cash value
INTEREST RATE     for a specific day will be at an effective annual rate
                  not less than the General Account cash value guaranteed interest rate shown on the Policy Specifications page.

SEPARATE          The cash value in each Division of Separate Account
ACCOUNT CASH      Eleven on the Investment Start Date is equal to:
VALUE
                  -  The portion of the initial net premium received and
                     allocated to the Division; minus

                  - The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the Division.

                  The cash value in each Division of Separate Account Eleven on subsequent Valuation Dates is equal to:

                  - The cash value in the Division on the preceding Valuation Date multiplied by that Division's net investment factor for the current valuation period; plus

                  - Any portion of net premium received and allocated to the Division during the current valuation period; plus

                  - Any amounts transferred to the Division from the General Account or from another Division during the current valuation period; plus

                  - Any loan repayments allocated to the Division during the current valuation period; plus

                  - That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                  - Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                  - Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                  - Any amount transferred from the Division to the Loan Account during that valuation period; minus

                  - IF A MONTHLY ANNIVERSARY OCCURS DURING THE CURRENT VALUATION PERIOD, any withdrawal due to a pro rata surrender plus any withdrawal transaction charge from the Division during the current valuation period; minus

                  - IF A MONTHLY ANNIVERSARY OCCURS DURING THE CURRENT VALUATION PERIOD, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period.

                                                   106028   3
                                                   (6/2001)

NET INVESTMENT    The Net Investment Factor measures the investment
FACTOR            performance of a Division during a valuation period.
                  The Net Investment Factor for each Division for a valuation period is calculated as follows:

                  - The value of the assets at the end of the preceding valuation period; plus

                  - The investment income and capital gains---realized or unrealized---credited to the assets in the valuation period for which the net investment factor is being determined; minus

                  - The capital losses---realized or unrealized--- charged against those assets during the valuation period; minus

                  - Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                  - A charge not to exceed the daily investment percentage shown on the Policy Specifications page for each day in the valuation period. This corresponds to an annual investment percentage of the mortality and expense risk percentage shown on the Policy Specifications page; divided by

                  - The value of the assets at the end of the preceding valuation period.

LOAN ACCOUNT      The cash value in the Loan Account as of the Investment
CASH VALUE        Start Date is zero.

                  The cash value in the Loan Account on any day after the Investment Start Date is equal to:

                  - The cash value in the Loan Account on the preceding Valuation Date, with interest; plus

                  - Any amount transferred to the Loan Account from the General Account on that day; plus

                  - Any amount transferred to the Loan Account from the Divisions of Separate Account Eleven on that day; minus

                  -  Any loan repayments on that day; plus

                  - IF THAT DAY IS A POLICY ANNIVERSARY, an amount due to cover the loan interest, if not paid by you.

                  Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of not less than the General Account Cash Value Guaranteed Interest Rate shown on the Policy Specifications page. Interest credited on the cash value held in the Loan Account will be allocated at least once a year to the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in each Loan SubAccount bears to the cash value in the Loan Account.

MONTHLY COST OF   The monthly cost of insurance for the following month
INSURANCE         is deducted on the monthly anniversary date. The
                  monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

                  1. The monthly cost of insurance rate divided by
                     1,000.

                  2. An amount as follows:


                  OPTION A CONTRACT TYPE: The greater of:

                     a. The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy
                         Specifications page; or

                     b. The cash value at the beginning of the policy month multiplied by the applicable percentage of the cash value as described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above.

                                                   106028   4
                                                   (6/2001)

                  OPTION B CONTRACT TYPE: The greater of:

                     a. The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy
                         Specifications page plus the cash value at the beginning of the policy month; or

                     b. The cash value at the beginning of the policy month multiplied by the applicable percentage of the cash value as described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above.

                  OPTION C CONTRACT TYPE: The greater of:

                     a. The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy
                         Specifications page; or

                     b. The cash value at the beginning of the policy month multiplied by the Insured's attained age factor as shown on the policy's Death Benefit Option C Attained Age Factors page.

                  3. The cash value at the beginning of the policy
                     month, before the deduction of the monthly cost of insurance.

                  If the Contract Type is Option A or Option C and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the policy was issued. If the cash value is greater than the initial face amount, the excess cash value will then be considered a part of each increase in order, starting with the first increase.

MONTHLY COST OF   At the beginning of each policy year, the monthly cost
INSURANCE RATES   of insurance rate is determined for the initial face
                  amount and each increase in face amount. The monthly cost of insurance rate is based on the Attained Age, risk classification, sex and completed policy years from the effective date of the initial face amount and each increase in face amount. For the initial face amount, we will use the risk classification as of the Issue Date. For each increase, we will use the risk classification applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit. The risk classification for such increase will be the same as that used for the most recent increase, excluding any riders, that required proof that the Insured was insurable by our standards.

                  The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, sex, and classification whose initial face amounts or increases in face amount have been in force for the same length of time.

SELECTION AND     The selection and issue expense charge for the initial
ISSUE EXPENSE     face amount or for any increase in face amount is a
CHARGE            monthly charge for the first 10 policy years or for the
                  first 10 policy years following any increase in face amount. This charge equals the applicable face amount times a selection and issue expense charge rate, divided by 1,000. The selection and issue expense charge is based on the Insured's Issue Age, sex and risk classification on the effective date of the initial face amount or any increase in face amount. The selection and issue expense charge rate for the initial face amount of the policy will never exceed the Maximum
                  Selection and Issue Expense Charge Rate shown on the
                  Policy Specifications page for the initial face amount.
                  A selection and issue expense charge will also be applied to any increase in face amount. This charge will never exceed the Maximum Selection and Issue
                  Expense Charge Rate shown on the Policy Specifications page for that increase.

MONTHLY POLICY    A policy charge will be deducted each policy month from
CHARGE            the cash value. The amount of the monthly policy charge
                  will never exceed the amount shown on the Policy
                  Specifications page.

                                                   106028   5
                                                   (6/2001)

MONTHLY           The monthly deduction is:
DEDUCTION
                  1. The monthly cost of insurance; plus

                  2. The selection and issue expense charge multiplied
                     by the face amount divided by 1,000; plus

                  3. The monthly policy charge; plus

                  4. The monthly cost, it any, for any rider included
                     with this policy.

                  The monthly deduction for a policy month will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in Loan Account on the Monthly Anniversary.

CASH SURRENDER    The cash surrender value of this policy is:
VALUE
                  1. The cash value at the time of surrender; minus

                  2. Any loan and loan interest accrued; minus

                  3. Any unpaid selection and issue expense charge due
                     for the remainder of the first policy year for the initial face amount and any increase in face amount; minus

                  4. Any unpaid monthly policy charge due for the
                     remainder of the first policy year.

SURRENDER         You may surrender your policy for its cash surrender
                  value at any time during the lifetime of the Insured.
                  We will determine the cash surrender value as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

CASH SURRENDER    If you surrender your policy for cash, during the first
VALUE ADJUSTMENT  seven years, and it is payable to the original owner, the amount of your cash surrender value will be adjusted.

                  The increase adjustment, as defined below, is based on the Percent of Premium Charge deducted from your first year Premium Payment plus the cumulative Monthly Selection and Issue Expense Charge for the initial face amount multiplied by the appropriate percentage factor:

                                  Year        Percentage
                                  ----        ----------

                                    1            100%
                                    2            100%
                                    3            100%
                                    4             85%
                                    5             75%
                                    6             50%
                                    7             25%
                                    8              0%

PARTIAL           After the first policy year, upon written request to
WITHDRAWALS       us, you can make a partial withdrawal of cash subject
                  to the conditions listed below. The first 12 requested partial withdrawals or transfers per policy year will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer
                  Charge shown on the Policy Specifications page.

                  No partial withdrawal will be processed which will result in the face amount, excluding riders, being decreased below the Minimum Face Amount shown on the Policy Specifications page.

                  We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. We also may assess a transaction charge for a withdrawal.

                                                   106028   6
                                                   (6/2001)

                  If the Contract Type is Option A or Option C and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

                  1. The face amount at issue, excluding riders; and

                  2. Any increases in the same order in which they were
                     issued.

GENERAL ACCOUNT   -  The minimum amount of your partial withdrawal
PARTIAL              request at any one time must be at least $500.00
WITHDRAWALS          of your account.

                  - The maximum amount of all partial withdrawals and transfers from the General Account in a policy year will be the greater of (1) or (2):

                     1.  The cash surrender value of the General
                         Account at the beginning of that policy year multiplied by the withdrawal percentage limit, as shown on the Policy Specifications page.

                     2. The previous year's General Account maximum withdrawal amount.

SEPARATE          -  The minimum amount of your partial withdrawal
ACCOUNT PARTIAL      request at any one time must be the lesser of $1.00
WITHDRAWALS          of a Division or your entire balance in that
                     Division.

                  - The maximum amount of your partial withdrawal from any one of the Divisions of Separate Account Eleven in a policy year will be the cash surrender value of that Division.

ALLOCATION OF     You may allocate the partial withdrawal, subject to the
PARTIAL           above conditions, among the General Account and the
WITHDRAWALS       Divisions of Separate Account Eleven. If you do not
                  specify the allocation, then the partial withdrawal will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the partial withdrawal. If the General Account conditions will not allow this proportionate allocation, we will request that you specify an acceptable allocation.

PRO RATA          After the first policy year, upon written request to
SURRENDER         us, you can make a pro rata surrender of your policy.
                  The pro rata surrender can be any whole number percentage of your policy. The pro rata surrender will reduce the face amount and the cash value by the percentage chosen. The face amount decrease will be subject to the following conditions:

                  1. The decrease will become effective on the monthly
                     anniversary on or following our receipt of the request.

                  2. The decrease will reduce the face amount in the
                     following order:

                     a. The face amount provided by the most recent increase;

                     b. Face amounts provided by the next most recent increases, successively; and

                     c.  The face amount when the policy was issued.

                  3. You may allocate the decrease in cash value due to
                     the pro rata surrender among the General Account and the Divisions of Separate Account Eleven. If you do not specify the allocation, then the decrease in cash value will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the pro rata surrender.

                                                   106028   7
                                                   (6/2001)

                  A pro rata surrender can not be processed if it will reduce the face amount below the Minimum Face Amount shown on the Policy Specifications page. No pro rata surrender will be processed for more cash surrender value than is available on the date of the pro rata surrender. A cash payment will be made to you for the amount of cash value reduction.

POSTPONEMENT      We will usually pay any amounts payable on surrender,
OF PAYMENTS       partial withdrawal, or policy loan allocated to the
OR TRANSFERS      Divisions of Separate Account Eleven within seven days
                  after written notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable, from the Divisions of Separate Account Eleven, on surrender, partial withdrawal, policy loan or death may be postponed whenever:

                  1. The New York Stock Exchange is closed (other than
                     customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the SEC;

                  2. The SEC, by order, permits postponement for the
                     protection of policy owners; or

                  3. An emergency exists as determined by the SEC, as a
                     result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of Separate Account Eleven.

                  We may defer payment of the portion of any amount payable from the General Account on surrender, or partial withdrawal for not more than six months. If we defer payment for 30 days or more, we will pay interest at the rate of 2 1/2% per year for the period of deferment.

                  Transfers may also be postponed under the circumstances listed above.

                  We may defer payment of the portion of any policy loan from the General Account for not more than six months. No payment from the General Account to pay premiums on this policy will be deferred.

CONTINUATION      If all premium payments cease, the insurance provided
OF INSURANCE      under this policy, including benefits provided by any
                  rider attached to this policy, will continue in accordance with the provisions of this policy for as long as the cash value less any loans and loan interest accrued is sufficient to cover the monthly deductions.

BASIS OF          The minimum cash values are based on 1) the Minimum
COMPUTATION       Cash Value Mortality Table shown on the Policy
                  Specifications page; and 2) for amounts allocated to the General Account, compound interest at an annual rate of not less than the General Account Cash Value
                  Guaranteed Interest Rate shown on the Policy
                  Specifications page. There is no minimum cash value guaranteed interest rate for amounts allocated to the Divisions of Separate Account Eleven.

                  Net single premiums are based on 1) the 7702 Table as shown on the Policy Specifications page; and 2) the General Account Cash Value Guaranteed Interest Rate as shown on the Policy Specifications page.

                  All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.

                                                   106028   8
                                                   (6/2001)

                  9. PAYMENT OF POLICY BENEFITS

PAYMENT A lump sum payment will be made as provided on the face page.

INTEREST ON       We will pay interest on proceeds from the date of the
PROCEEDS          Insured's death to the date of payment. Interest will
                  be at an annual rate determined by us, but never less than the Guaranteed interest Rate, shown on the Policy
                  Specifications page.

EXTENDED          Provisions for settlement of proceeds different from a
PROVISIONS        lump sum payment may only be made upon written
                  agreement with us.

                                                   007002   1
                                                   (6/2001)

                      EXECUTIVE BENEFIT

           FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                     NON - PARTICIPATING

                           General
                       American [logo]
                    LIFE INSURANCE COMPANY
                  ST. LOUIS, MISSOURI 63166

100038
(6/2001)

                        ADJUSTABLE BENEFIT TERM RIDER

              ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

                      PLEASE READ THIS RIDER CAREFULLY.

This rider is a part of the policy to which it is attached and is subject to all applicable terms and provisions of that policy; except as modified herein. This rider is indicated on the Policy Specifications page.

LIFE INSURANCE    This rider provides non-convertible term life insurance
BENEFIT           on the life of the insured shown on the policy specifications page. We will pay the face amount of this rider to the beneficiary if this rider is in force upon the insured's death.

ADJUSTABLE        On any policy anniversary, while this rider is in force an
BENEFIT           adjustment in the face amount of this rider equal to the
TERM DATES        Adjustable Benefit Term Amount may be requested.

ADJUSTABLE        The Adjustable Benefit Term Amount is the amount necessary
BENEFIT TERM      to conform the total of the face amount of the policy and
AMOUNT            this rider to the benefit provided under your employee
                  benefit plan. (The policy to which this rider is attached has been issued in conjunction with an employee benefit plan.) The Adjustable Benefit Term Amount could be an increase, as well as a decrease.

                  Each Adjustable Benefit Term Amount that is an increase will be subject to the following conditions:

                  1. It must adjust the face amount at least $1,000. If the Adjustable Benefit Term Amount is less than $1,000, no adjustment will occur.

                  2. The maximum annual Adjustable Benefit Term Amount, available without evidence of insurability, is 20% of the total face amount of the base policy and this rider on the prior policy anniversary. Depending on our company rules at the time this rider is issued, we may include the face amounts of other riders attached to the policy when determining the maximum annual Adjustable Benefit Term Amount.

FACE              When an adjustment under this rider is made, the face amount
AMOUNT            of this rider will increase or decrease accordingly. The
                  face amount of this rider will expire at age 100.

MONTHLY COST      The monthly cost of insurance for the following month is
OF INSURANCE      deducted on the monthly anniversary date. The monthly cost of insurance is the monthly cost of insurance rate for this rider divided by 1,000 times the face amount of this rider.

MONTHLY COST      The monthly cost of insurance rate for this benefit is based
OF INSURANCE      on the attained age, risk classification, (in a non-unisex
RATES             policy) sex of the insured and the completed policy years
                  from the issue date. Monthly cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Table of Guaranteed Monthly Cost of Insurance Rates for the Adjustable Benefit Term Rider.

                  Each monthly anniversary this rider is in force, the monthly cost of insurance for this rider (as determined above) will be added to the monthly deductions as defined in the Cash Values section of the policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

REJECTION OF      You will be notified of each adjustment requested under this
ADJUSTMENT        rider. Each adjustment will be automatic. However, you may reject an increase by notifying us in writing within 30 days after the policy anniversary on which the increase is made.
                  If you reject two consecutive increases, no further increases will be made under this rider. You may not reject an adjustment which is a decrease.

EVIDENCE OF       Evidence of insurability satisfactory to us may be required
INSURABILITY      for an adjustment that would result in an increase after the insured attains age 65. Evidence of insurability satisfactory to us may also be required for an increase which results in a face amount that exceeds our maximum company limits. Failure to provide such evidence will result in the increase being declined and no further increases under this rider will be made. Evidence of insurability may also be required for any Adjustable Benefit Term Amount increase that exceeds 20% of the total face amount of the policy and this rider on the prior policy anniversary.

                                        1
1R24
(7/98)

PARTIAL           If a partial withdrawal of cash from the policy to which
WITHDRAWAL        this rider is attached is required to conform to the
                  terms of the employee benefit plan, the maximum withdrawal limits in the policy will not apply to such partial withdrawal. Any decrease in face amount due to the partial withdrawal will reduce the face amount of the rider first.

TERMINATION       No adjustments that result in an increase under this rider will be made after any of the following events first occurs:

                  a)  the second consecutive rejection of an increase; or

                  b) the receipt of your request to decrease the face amount; or

                  c) any partial withdrawal not required to conform to the terms of the employee benefit plan that reduces the face amount; or

                  d)  attainment of age 70.

                  No adjustments will be made under this rider once you are no longer eligible for adjustments according to your employee benefit plan.

The issue date and effective date of this rider and the policy are the same.


/s/ Robert J. Banstetter              /s/ Richard A. Liddy
V.P., GENERAL COUNSEL                 CHAIRMAN, PRESIDENT
    AND SECRETARY                           AND CEO


                                   General
                               American [Logo]
                           LIFE INSURANCE COMPANY
                          ST. LOUIS, MISSOURI 63166

                                    2
1R24
(7/98)

                        SUPPLEMENTAL COVERAGE RIDER

             ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

                          TERM INSURANCE INVOLVED.

If this rider is offered or accepted, it will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy; except as modified herein. The policy specifications page shows the rider amount.

FACE AMOUNT      The face amount of this rider is shown on the policy
                 specifications page.

LIFE INSURANCE   This rider provides term life insurance on the life of the
BENEFIT          insured shown on the policy specifications page. We will
                 pay the death benefit of this rider to the beneficiary if the insured dies while this rider is in force.

                 The Death Benefit provision in the policy is modified so that where it states "face amount" it means the policy's face amount plus this rider's face amount.

DECREASES IN     This rider's face amount will be considered an increase to
RIDER FACE       the policy's face amount when determining the order in which
AMOUNT           a decrease in face amount will be processed:

                    Under the Change in Face Amount provision in the policy, if a decrease in face amount is requested, the rider's face amount will be decreased before the policy's face amount.

                    Under the Allocation of Partial Withdrawals provision in the policy, if a partial withdrawal reduces the face amount, the policy's face amount will be decreased before the rider's face amount.

MONTHLY COST     The monthly cost of insurance for the following month is
OF INSURANCE     deducted on the monthly anniversary date. The monthly cost of insurance is 1, below, multiplied by the excess, if any, of 2 over 3 below:

                 1. The monthly cost of insurance rate for this rider divided by 1,000.

                 2. The face amount of this rider divided by the monthly cost of insurance factor shown on the policy specifications page.

                 3. Any excess of the policy's cash value over the base
                    policy's death benefit at the beginning of the policy month.

                 This rider will be considered an increase in the policy's face amount when determining the monthly cost of insurance for the policy.

MONTHLY COST     The monthly cost of insurance rate for this benefit is based
OF INSURANCE     on the attained age, risk classification and (in a non-unisex
RATES            policy) sex of the insured. Monthly cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Table of Guaranteed Monthly Cost of Insurance Rates for the Supplemental Coverage Rider.

                 Each monthly anniversary this rider is in force, the monthly cost of insurance for this rider (as determined above) will be added to the monthly deductions as defined in the Cash Values section of the policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.


SELECTION AND    The selection and issue expense charge for this rider is a
ISSUE EXPENSE    monthly charge which equals the rider's face amount times a
CHARGE           selection and issue expense charge rate, divided by 1,000.
                 The selection and issue expense charge rate for this rider will never exceed the rates shown on the policy specifications page for the policy's face amount.

1088200
(1/95)                                 1

TERMINATION      You may terminate this rider as of any monthly anniversary following a written request to us. We may require the policy and the rider for endorsement. This rider will terminate when any of the following events first occurs:

                 1. the lapse of the policy; or

                 2. the surrender of the policy; or

                 3. the insured's date of death.

                 4. a requested decrease in face amount which results in this rider's face amount being decreased to zero.

REINSTATEMENT    This rider may be reinstated within five years after the
                 date of policy lapse if:

                 1. The policy is also being reinstated; and

                 2. We receive satisfactory proof that the insured is
                    insurable by our standards; and

                 3. The insured is alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

                 We have the right to approve the reinstatement of the policy with or without this rider.

The date of issue and effective date of this rider and the policy are the same.


       /s/ Matthew P. McCauley                    /s/ Kevin C. Eichner
         V.P., GENERAL COUNSEL                      PRESIDENT AND CEO
             AND SECRETARY


                                   General
                               American [Logo]
                           LIFE INSURANCE COMPANY
                          ST. LOUIS, MISSOURI 63166


1088200
(1/95)                                 2

                          LIFETIME COVERAGE RIDER



If this rider is offered and accepted, it will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy, except as modified herein. The Policy Specifications page, or if this rider is added after issue, the Policy Specifications page for Policy Change, shows the rider information.


COST OF          The monthly rider cost of insurance is the Monthly Rider
INSURANCE        Cost of Insurance Rate shown on the Policy Specifications
                 page, divided by 1000, multiplied by the difference between:

                 1. the Death Benefit, as defined in the policy, divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications Page; and

                 2. the Cash Value of the policy at the beginning of the
                    policy month, before the deduction of the Monthly Cost of Insurance.

                 The monthly charge will be deducted from the policy's Cash Value. Deduction will start at Attained Age 80 and continue through age 99.

DEATH BENEFIT    If this rider is in force, the Death Benefit, after the
                 Insured's Attained Age 100, is the greater of:

                 1. The Face Amount of the base policy; or

                 2. 101% of the Cash Value.

REINSTATEMENT    If this rider terminates after Attained Age 80, it may not be reinstated.

TERMINATION      This rider will terminate if the policy to which this rider is attached does not have a positive Cash Surrender Value at age
                 100 or upon the earlier of:

                 a. a written request to us for termination;

                 b. the date of termination of the policy to which this rider is attached.

CONTINUATION     Once this rider has terminated, the base policy may continue
OF INSURANCE     in accordance with the provisions of the base policy but
                 without the benefit provided by this rider.


The date of issue and effective date of this rider and the policy are the same unless another effective date of this rider is shown below.



--------------------------
     DATE




       /s/ Robert J. Banstetter                     /s/ Richard A. Liddy
         V.P., GENERAL COUNSEL                      CHAIRMAN, PRESIDENT
             AND SECRETARY                                AND CEO



                                   General
                               American [Logo]
                           LIFE INSURANCE COMPANY
                          ST. LOUIS, MISSOURI 63166

1R17
(6/98)

                        SECONDARY GUARANTEE RIDER


If this rider is listed on the Policy Specifications page, it is part of the policy. This rider is subject to all applicable terms and provisions of the policy, except as modified herein.


COST OF          The monthly rider cost of insurance is the Monthly Rider Cost
INSURANCE        of Insurance Rate shown on the Policy Specifications page, divided by 1000, multiplied by the difference between:

                 1. the Death Benefit divided by the Monthly Cost of Insurance
                    Factor shown on the Policy Specifications page; and

                 2. the Cash Value of the base policy at the beginning of the policy month, before the deduction of the Monthly Cost of Insurance.

DEATH BENEFIT    The Death Benefit is the greater of:

                 1. The Face Amount of the base policy; or

                 2. The Death Benefit otherwise provided by the base policy.

                 Notwithstanding anything in this policy, the Death Benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor.

GUARANTEE        If, on a Monthly Anniversary day prior to the Secondary
DEATH BENEFIT    Guarantee Date, shown on the Policy Specifications page:
PERIOD
                 a. the sum of all premiums paid on this policy; less

                 b. any Partial Withdrawals; less

                 c. any outstanding loan balance;

                 is greater than or equal to the sum of the Secondary Guarantee Premium for the elapsed months since the Issue Date, this policy will not lapse even if your Cash Surrender Value is not sufficient to cover the Monthly Deduction on a Monthly Anniversary day.

POLICY CHANGES   If there is a decrease in Face Amount prior to the tenth
                 policy anniversary the Secondary Guarantee Premium will not be changed. If there is a decrease after the tenth policy anniversary, we will reduce the future Secondary Guarantee
                 Premium by an amount proportionate to the decrease in Face
                 Amount. We will provide you with a new Policy Specifications page.

                 If there is an increase in Face Amount, the Secondary Guarantee Premium will be increased based on the amount of the increase, the Attained Age, sex, and underwriting classifications of the insured at the time of the increase. The policy will be amended at the time of the increase to reflect any changes to the Secondary Guarantee Premium.

                 If additional riders are added or cancelled we may adjust the Secondary Guarantee Premium. We will provide you with a new Policy Specifications page.

GUARANTEE        If on a Monthly Anniversary day prior to the Secondary
GRACE PERIOD     Guarantee Date, the sum of all premiums paid on this policy, reduced by any Partial Withdrawals and any outstanding loan balance, is less than the sum of the Secondary Guarantee
                 Premiums for the elapsed months since the Issue Date, then the Guarantee Grace Period of 62 days will be allowed for the payment of a premium sufficient to keep this rider in force. The Secondary Guarantee Date and the Secondary
                 Guarantee Premium are shown on the Policy Specifications page.

                 Notice of the amount of premium required to be paid to keep this rider in force will be sent at the beginning of the Guarantee Grace Period to the last known address of the Owner and of any assignee of record. If we do not receive the premium required by the end of the Guarantee Grace Period this rider will terminate and the guarantee provided by this rider will no longer be in effect. If the premium requirement is not met and death occurs during the Guarantee Grace Period, there is no deduction of the rider premium required from the Death Benefit.

1R18V
(6/98)                                 1

MISSTATEMENT     If there is a Misstatement of Age or Sex in the application and
OF AGE OR        such determination is made prior to the death of the Insured
SEX              and while this rider is in effect, then the Secondary
                 Guarantee Premium will be that amount which corresponds to the Face Amount, as adjusted under the policy, using the correct age and/or sex. The Account Value and the Surrender Charges will not change at the point of correction.

SECONDARY        The date the Secondary Guarantee Rider expires. This date is
GUARANTEE        shown on the Policy Specifications page.
DATE

SECONDARY        The premium required to keep the Secondary Guarantee Rider in
GUARANTEE        force. This premium is shown on the Policy Specifications
PREMIUM          page.

PREMIUM          We will not restrict payment of any premium which is required
                         ---
LIMITATIONS      to maintain this rider in force because such payment will cause the Death Benefit to increase by an amount that exceeds the premium received. We will restrict any premium payment that would cause the policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue Code of 1986 or any applicable successor.

REINSTATEMENT    If this rider terminates it may not be reinstated.

TERMINATION      This rider will terminate as of any Monthly Anniversary
                 following a written request to us or upon the earlier of:

                 a. the death of the insured;

                 b. the date of termination of the policy to which the rider is attached;

                 c. the end of the Guarantee Grace Period following our notice to you that the premium requirement was not met;

                 d. the Secondary Guarantee Date shown on the Policy
                    Specifications page;

                 e. the date a Change of Insured, on the policy to which this rider is attached, is executed.

CONTINUATION     Once this rider has terminated, the base policy may continue
OF INSURANCE     in accordance with the provisions of the base policy but
                 without the benefit provided by this rider.





       /s/ Robert J. Banstetter                     /s/ Richard A. Liddy
         V.P., GENERAL COUNSEL                      CHAIRMAN, PRESIDENT
             AND SECRETARY                                AND CEO



                                   General
                               American [Logo]
                          LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166

1R18V
(6/98)                                 2

               GUARANTEED SURVIVOR PLUS PURCHASE OPTION RIDER

             ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

                      PLEASE READ THIS RIDER CAREFULLY

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE EFFECTIVE DATE OF THE RIDER.

If this rider is offered and accepted, it will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy, except as modified herein. The Policy Specifications page or, if this rider is added after issue, the Policy Specifications page for the Policy Change shows the Option Amount and the Monthly Expense Charge Rate.


DESIGNATED LIFE   The Designated Life is named in the application for this
                  rider. The Designated Life may not be changed.

OPTION PERIODS    The Option Periods for this rider are elected at the time
                  of application. An Option Period that starts on the date of death of the Insured will always be provided. Unless the Owner elects otherwise, Option Periods will also start on the tenth anniversary of the rider and on the rider anniversary nearest the Designated Life's 65th birthday.

                  The Option Period ends on the earlier of the following dates:

                  1. 270 days after the Option Period begins if the Option Period begins on the date of the death of the Insured; otherwise 30 days after the Option Period begins.

                  2. The date when the current option or any portion of it is exercised. We must be notified of this date.

TOTAL OPTION      The Total Option Amount is the amount shown on the Policy
AMOUNT            Specifications page as "Guaranteed Survivor Plus Purchase
                  Option Rider" or, if this rider is added after issue, on the Policy Specifications page for Policy Change as "Guaranteed Survivor Plus Purchase Option Rider".

CURRENT OPTION    The Current Option Amount is the Total Option Amount
AMOUNT            divided by the number of Option Periods elected in the
                  application for this rider. In the case of an Option
                  Period that begins on the date of death of the Insured, the Current Option Amount is the Total Option Amount reduced by the face amount of any option policies previously purchased.

OPTION TO         The Owner may purchase an option policy on the Designated
PURCHASE          Life during an Option Period that begins during the
INSURANCE         lifetime of the Insured. The Insured's Beneficiary may
                  purchase an option policy on the Designated Life during the Option Period that begins on the date of death of the Insured. The Owner or Beneficiary may transfer to any person or entity its right to buy the option policy on the Designated Life. However, we must receive written notice, in a form satisfactory to us, at our Home Office before such transfer will take effect.

                  No evidence of insurability will be required for this option policy. The face amount of this option policy will not be more than the Current Option Amount.

                  This option policy will be subject to the following:

                  1. We must receive written application for the option policy in our Home office during the Option Period. The Designated Life must consent to the insurance by signing the application for the option policy.

                  2. This rider must be in force at the beginning of the Option Period.

                  3. The Designated Life must be living at the end of the Option Period.

                  4. The person who exercises the option will be the owner of the new policy.

                  5. The coverage of the new policy will start on the day after the end of the Option Period.


1R19                                1.01
(3/98)

FEATURES OF       At the request of the person authorized to purchase the
OPTION POLICY     option policy, the option policy may be any permanent,
                  non-variable individual life plan offered by us on the date of issue of the option policy, or a level premium, level death benefit whole life plan offered by us on the date of this rider.

                  1. If the option policy is a permanent, non-variable individual life plan offered by us on the date of issue of the option policy, it will be subject to the rules in effect at the time the option is exercised. The premiums or charges for the policy will be based on the following:

                      a. The insurance age and (in a non-unisex policy) sex of the Designated Life on the date of issue of the option policy; and

                      b. The risk class of the Designated Life as of the date of issue of this rider. (This will be determined and set forth on the Policy
                          Specifications page or, if this rider is added after issue, on the Policy Specifications page for Policy Change.)

                  2. If the option policy is a level premium, level death benefit whole life plan offered by us on the date of issue of this rider, the following conditions apply:

                      a. The premium rate for the policy will be based on the following:

                          1. The age nearest birthday of the Designated Life on the date of issue of this rider; and

                          2. The rate class of the Designated Life as of the date of issue of this rider. (This will be determined and set forth on the Policy Specifications page); and

                          3. The rates in use by us on the date of issue of the new policy.

                      b.  The Initial Payment for the new policy will be:

                          1. The interpolated cash value of the new policy as of the end of this Option Period; plus

                          2. A pro rata premium for the new policy, if any, for the period from the end of the Option Period to the next anniversary of the new policy.

                          All references to cash value refer to the guaranteed cash value of the new policy.

                      c. The first regular premium payable under the new policy, if any, is due on the first policy anniversary following the end of the Option Period. If any premium remains unpaid at the end of the grace period as described in the new policy, then the automatic option as defined in the new policy will apply unless another option has been elected.

                      d. No dividends will have been earned by the new policy prior to the date of coverage of the new policy.

                  3.  The face amount of the option policy:

                      a. Will not be less than the minimum required amount for the plan requested; and

                      b.  Will not exceed the Current Option Amount.

                  4. Riders for extra benefits may be added to the option policy with our consent. We may require satisfactory proof that the Designated Life is insurable for the riders at the time this option is exercised.

TEMPORARY         We will pay the Current Option Amount to the Beneficiary
INSURANCE         upon the death of the Designated Life during the Option
                  Period except for simultaneous death of the Insured and Designated Life. If both the Insured and the Designated Life die and it is not possible to determine the sequence of deaths, then we will provide such temporary insurance for one-half of the Current Option Amount available at the date of death of the Insured. If payable, the benefit will become part of the proceeds of the policy.

1R19                                1.02
(3/98)

REINSTATEMENT     This rider may be reinstated within five years after the
                  date of policy lapse if:

                  1.  The policy is also being reinstated; and

                  2. You submit proof satisfactory to us that the Designated Life is insurable by our standards; and

                  3. The Designated Life is alive on the date we approve the request for reinstatement. If the Designated Life is not alive, such approval is void and of no effect.

MONTHLY EXPENSE   The Monthly Expense Charge for this rider is deducted from
CHARGE            the policy's cash value on the monthly anniversary. The
                  Monthly Expense Charge is determined by the Total Option
                  Amount for this rider, divided by 1,000 and multiplied by the Monthly Expense Charge Rate shown on the Policy
                  Specifications page or, if this rider is added after issue, the Policy Specifications page for Policy Change.

INCONTESTABILITY  This rider will be incontestable after it has been in force during the lifetime of the Designated Life for a period of two years from its effective date. We cannot contest any reinstatement of this rider after it has been in force during the lifetime of the Designated Life for a period of two years from the date we approve a reinstatement.

SUICIDE EXCLUSION If the Designated Life dies by suicide, while sane or insane, during the Option Period and within two years from the effective date of this rider (or within the maximum period permitted by laws of the state in which this policy was delivered, if less than two years), the amount payable under this rider will be limited to the amount paid for this rider. This amount will be paid according to the provisions of the policy to which this rider is attached for the payment of death claim benefits on any such person. This provision does not apply if the policy to which this rider is attached is issued to a Missouri citizen, unless the Designated Life intended suicide when this rider was applied for.

MISSTATEMENT OF   If the face amount of the policy to which this rider is
AGE AND/OR SEX    attached is decreased due to the misstatement of age
OF THE INSURED    and/or (in a non-unisex policy) sex of the Insured, then
                  the Option Amount stated on the Policy Specifications page will also be decreased. The decreased Option Amount will bear the same ratio to the adjusted face amount of this policy as the original Option Amount bore to the original face amount.

MISSTATEMENT OF   If the age and/or (in a non-unisex policy) sex has been
AGE AND/OR SEX    misstated on the application, we will adjust the Total
OF THE DESIGNATED Option Amount to be the Total Option Amount that would
LIFE AND/OR THE   have been provided had this information been correctly
INSURED           stated.

TERMINATION       The right to buy insurance will not extend beyond an
                  Option Period. This rider will terminate on the date any of the following events first occurs:

                  1. Upon our receipt of your written request for termination. We may require the policy and this rider for endorsement; or

                  2. The date the policy terminates for reasons other than the death of the Insured; or

                  3.  The date of death of the Designated Life; or

                  4. The date the Option Period that begins on the date of death of the Insured ends.

                  When this rider terminates:

                  1.  All rights under this rider will cease;

                  2. No further monthly expense charges will be due for this rider; and

                  3. The policy will be considered as separate and complete without this rider.


1R19                                1.03
(3/98)

The date of issue and effective date of this rider and the policy are the same unless another effective date is shown below.





------------------------
     EFFECTIVE DATE





      /s/ Matthew P. McCauley
       V.P., GENERAL COUNSEL                      /s/ Kevin C. Eichner
           AND SECRETARY                            PRESIDENT AND CEO












                                  General
                               American [Logo]
                           LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166



1R19                                  1.04
(3/98)

                      PRELIMINARY TERM LIFE INSURANCE RIDER

                        PLEASE READ THIS RIDER CAREFULLY


The waiting periods in the suicide and incontestability are different from those in the policy and begin on the effective date of the rider.

If we approved this rider as a part of this policy and this rider premium has been paid, this rider will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy. The Policy Specifications page shows the rider premium.

PRELIMINARY       If any person to be insured under this policy should die while
TERM INSURANCE    this rider is in effect, we will pay the death claim as if
BENEFIT           such death occurred on the date of issue of the policy. The amount payable as a death claim will be the same amount which would have been payable under the policy. Any other supplemental rider included with the policy when issued will be deemed effective while this rider is in force.

                  The policy will take effect on its date of issue if prior to that date:

                  1. The premium due has been paid; and

                  2. The rider has been made effective according to its terms.

WHEN RIDER        This rider will not take effect until the policy is delivered
IS EFFECTIVE      and accepted by you. Payment of the full premium for this
                  rider must then be paid to us. All of this must occur during the lifetime and sound health of each person to be insured under the policy.

                  However, if you pay the full premium for this rider with the application and a conditional receipt bearing the same number as the application has been given to you, then the effective date of this rider will be the latest of:

                  1. The date of the application part I; or

                  2. The date of the last dated application part II; or

                  3. The date of the last of any medical test required under our rules and practices.

                  The rider will then become effective if on the latest of these dates:

                  1. The person to be insured under the policy is in sound
                     health; and

                  2. The application is approved by us according to our
                     rules, limits and practices; and

                  3. The person to be insured qualifies for the exact plan,
                     the amount, and any additional benefit riders applied for; and

                  4. The person is insurable at least at standard rates.

INCONTESTABILITY  We cannot contest this rider, except for nonpayment of premium, after it has been in force during the lifetime of the insured for a period of two years from its date of issue.

SUICIDE           If the insured dies by suicide, while sane or insane,
EXCLUSION         within two years from date of issue from this rider (or
                  within the maximum period permitted by laws of the state in which this policy was delivered if less than two years), the amount payable under this rider will be limited to the amount of premiums paid for this rider.
                  This amount will be paid according to the provisions of the policy to which this rider is attached for the payment of death claim benefits on any such person. This provision does not apply if the policy this rider is attached to is issued to a Missouri citizen, unless the insured intended suicide when this rider was applied for.

1N81500    PT                          1
(7/2000)

GENERAL           Neither this rider nor payment of any premium for it will
PROVISIONS        affect any guaranteed policy values, loan or other values, of the policy. Should the premium due on the policy be paid before the date of issue, and while this rider is in effect, the policy will still be treated as if it goes into effect as of the date of issue. No grace period is granted for payment of the premium due on the date of issue of the policy. Failure to pay such premium before such date will cause the policy to be null and void.


The date of issue and the effective date of this rider and the policy are the same unless another effective date is shown below.


--------------------
       DATE






       /s/ Robert J. Banstetter                     /s/ Richard A. Liddy
         V.P., GENERAL COUNSEL                      CHAIRMAN, PRESIDENT
             AND SECRETARY                                AND CEO



                                  General
                              American [Logo]
                          LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166




1N81500    PT                          2
(7/2000)

                         ACCELERATED BENEFIT RIDER

             ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

                      PLEASE READ THIS RIDER CAREFULLY

Subject to all the provisions of this rider and the policy to which it is attached, we will make the payments described below if the insured is terminally ill. "You" and "your" refer to the owner of the policy to which this rider is attached. Death benefits, cash values, and loan values will be reduced if an accelerated benefit is paid.

This rider is non-participating. There is no premium charge for this rider.

RECEIPT OF AN ACCELERATED BENEFIT PAYMENT MAY ADVERSELY AFFECT YOUR ELIGIBILITY FOR MEDICAID OR OTHER GOVERNMENT BENEFITS OR ENTITLEMENTS. EXERCISING THIS OPTION MAY NOT QUALIFY THE BENEFITS AS LIFE INSURANCE PROCEEDS FOR TAX PURPOSES. THEREFORE, ASSISTANCE SHOULD BE SOUGHT FROM A PERSONAL TAX ADVISOR.


ELIGIBLE          Eligible Proceeds under this rider means the death benefit
PROCEEDS          payable if the insured would have died on the date this
                  rider is exercised, according to the terms of the policy to which this rider is attached, without reduction for indebtedness. Eligible Proceeds will not include any accidental death benefits, decreasing term benefits, or benefits that would expire in less than three years from the date of election of the benefit.

                  You must select the amount of Eligible Proceeds to be used in computing the Accelerated Payment. You may choose an acceleration percentage of 25%, 50% or 75%. The Eligible Proceeds multiplied by the acceleration percentage cannot exceed $250,000. If this amount exceeds $250,000 the acceleration percentage must be decreased.

ACCELERATED       We will compute the Accelerated Payment based on the
PAYMENT           following:

                  1. The amount of Eligible Proceeds multiplied by the acceleration percentage.

                  2.  Reduced life expectancy.

                  3. Interest Rate. The interest rate used in the calculation of the accelerated payment will be no greater than the greater of:

                      a.  The current yield on 90 day treasury bills; or

                      b. The current maximum statutory adjustable policy loan interest rate.

                  4.  A processing charge not to exceed $150.

                  5. A reduction equal to the acceleration percentage multiplied by any indebtedness.

                  The method of computation has been filed with the insurance supervisory official of the state that governs your policy. We may change the assumptions we use from time to time.

                  The Accelerated Payment will be made to you in a lump sum. WE WILL MAKE AN ACCELERATED PAYMENT ONLY ONCE PER INSURED.

TERMINAL          Before we make an Accelerated Payment, you must give us
ILLNESS           satisfactory evidence that a medical condition exists that would result in the Insured's life expectancy to be 12 months or less. This evidence must be a certification by a licensed physician. The physician may not be you, the Insured, or a member of the Insured's family.

                  We reserve the right to require, at our own expense, another examination of the Insured by a physician of our choice, or any other evidence we deem necessary. If there is a conflict of medical opinion as to the life expectancy of the Insured, the opinion of the physician of our choice will govern.


1087700                              1
(3/94)

CONDITIONS        Your right to receive an Accelerated Payment under this
                  rider is subject to the following conditions:

                  1. The policy must be in force other than as extended term insurance.

                  2.  The face amount of the policy must be at least
                      $25,000.

                  3. You must make a written request for payment in a form satisfactory to us.

                  4.  You must send us the policy for endorsement.

                  5. Any irrevocable beneficiary must give written consent for payment.

                  6.  Any assignee must give written consent for payment.

                  7. This benefit provides for the accelerated payment of a portion of life insurance proceeds. It is not meant to cause you to involuntarily invade proceeds ultimately payable to the named beneficiary. Accelerated benefits will be made available to you on a voluntary basis only. Therefore:

                      a. If you are required by law to use this payment to meet the claims of creditors, whether in bankruptcy or otherwise, you are not eligible for this benefit.

                      b. If you are required by a government agency to use this payment in order to apply for, obtain, or keep a government benefit or entitlement, you are not eligible for this benefit.

EFFECT ON POLICY  All policy values and face amounts on the remaining policy, if any, will be reduced by the acceleration percentage. Upon acceleration, premiums will be based on the reduced face amount of the policy. Insurance not included in eligible proceeds will not be affected.

TERMINATION       This rider will terminate at the earliest of the
                  following:

                  1. When you make a written request to terminate it and return the policy to us, or

                  2.  When an Accelerated Payment is made, or

                  3. When the policy to which this rider is attached terminates.

The date of issue and effective date of this rider and the policy are the same unless another effectve date of this rider is shown below.




------------------------
          DATE






      /s/ Matthew P. McCauley
       V.P., GENERAL COUNSEL                      /s/ Kevin C. Eichner
           AND SECRETARY                            PRESIDENT AND CEO












                                  General
                               American [Logo]
                           LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166



1087700                               2
(3/94)

               SPLIT DOLLAR PARTIAL WITHDRAWAL ENDORSEMENT

This endorsement is a part of the policy and is subject to all applicable terms and provisions of the policy; except as modified herein.

This endorsement provides a benefit of allowing an additional partial withdrawal for split dollar policies. The Partial Withdrawal, General Account Partial Withdrawal, and the Separate Account Partial Withdrawal provisions of the policy apply at all times except when a Split Dollar Partial Withdrawal occurs. The Split Dollar Partial Withdrawal provision applies only if you request a Split Dollar Partial Withdrawal and you request a release of the assignment of the policy.

SPLIT DOLLAR      After the first policy year, upon written request to us,
PARTIAL           you can make a Split Dollar Partial Withdrawal of cash
WITHDRAWAL        subject to the conditions listed below.

                  No Split Dollar Partial Withdrawal will be processed which will result in the face amount, excluding riders, being decreased below the Minimum Face Amount shown on the Policy Specifications page. The minimum amount of your Split Dollar Partial Withdrawal request at any one time must be the lesser of:

                    1. $500 of a Division of a Separate Account or $500 of the
                       General Account; or

                    2. The entire balance of a Division of a Separate Account
                       or the entire balance of the General Account.

                  We reserve the right to change the minimum amount of the Split Dollar Partial Withdrawal. We may also access a transaction charge for such withdrawal.

                  When we process your request for a Split Dollar Partial Withdrawal, the maximum amount of your withdrawal will be the cash surrender value of your policy.

                  At the time of your request, you must elect one of the following Withdrawal Options.

                    a) Dollar for Dollar Withdrawal Option
                       If the Contract Type is Option A or Option C and the death benefit equals the face amount, then a Split Dollar Partial Withdrawal will decrease the face amount by an amount equal to the Maximum Face Reduction 1, as defined below. If the death benefit equals a percentage of the cash value, then a Split Dollar Partial Withdrawal will decrease the face amount by any amount by which the Maximum Face Reduction 1 exceeds the difference between the death benefit and the face amount.

                       The face amount will be decreased in the following order:

                       1. The face amount at issue, excluding riders; and

                       2. Any increases in the same order in which they were
                          issued.

                       The Maximum Face Reduction 1 is the amount of the Split Dollar Partial Withdrawal plus the applicable surrender charge.

                    b) Split Dollar Rollout Withdrawal Option
                       If the Contract Type is Option A or Option C and the death benefit equals the face amount, then a Split
                       Dollar Partial Withdrawal will decrease the face amount by an amount equal to the Maximum Face Reduction 2, as defined below. If the death benefit equals a percentage of the cash value, then a Split Dollar Partial Withdrawal will decrease the face amount by any amount by which the Maximum Face Reduction 2 exceeds the difference between the death benefit and the face amount.

                       The face amount will be decreased in the following order:

                       1. The face amount at issue, excluding riders; and

                       2. Any increases in the same order in which they were
                          issued.

                                        1

1E50
(8/2000)

                       The Maximum Face Reduction 2 is the lesser of:

                       1. The amount of the Split Dollar Partial Withdrawal
                          plus the applicable surrender charge; and

                       2. That amount which would result in a Recapture Ceiling
                          (as defined in subparagraph (C) or subparagraph (D) of section 7702(f)(7), whichever applies, of the Internal Revenue Code of 1986 or any applicable successor provision) of zero.

                  Any surrender charge assessed will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the Split Dollar Partial Withdrawal was allocated among the General Account and the Divisions of Separate Account Eleven.

The Issue Date and the effective date of this endorsement and the policy are the same unless another effective date is shown below.



--------------------------
          DATE



          /s/ Robert J. Banstetter              /s/ Richard A. Liddy
          V.P., GENERAL COUNSEL                 CHAIRMAN, PRESIDENT
              AND SECRETARY                           AND CEO


                                   General
                               American [Logo]
                           LIFE INSURANCE COMPANY
                          ST. LOUIS, MISSOURI 63166


                                        2
1E50
(8/2000)

                    ANNIVERSARY PARTIAL WITHDRAWAL RIDER

                               VARIABLE LIFE

             ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY


This rider is a part of the policy and is subject to all applicable terms and provisions of the policy; except as modified herein.

Prior to the Insured's Attained Age 95, this rider replaces the Partial Withdrawals, the General Account Partial Withdrawals and the Separate Account Partial Withdrawals provisions with the following:

       You can make a partial withdrawal of cash on any policy anniversary date prior to the Insured's Attained Age 95. The amount of the partial withdrawal may not exceed the greater of:

         1. The increase in cash surrender value since the preceding policy anniversary; or

         2. The cash surrender value at the beginning of that policy year multiplied by the Anniversary Partial Withdrawal Percentage Limit, shown on the Policy Specifications page.

A partial withdrawal will not be processed for more cash than is available in the cash surrender value on the date of the partial withdrawal.

The minimum amount for a partial withdrawal request from the General Account must be at least $500.00.

The minimum amount for a partial withdrawal request from the Separate Account must be the lesser of $500.00 of a Division; or your entire balance in that Division.

When the Insured reaches Attained Age 95, this rider will terminate and the Partial Withdrawals, the General Account Partial Withdrawals and the Separate Account Partial Withdrawals provisions as described in the policy will become effective. You may terminate this rider prior to the Insured's Attained Age 95, by sending us a written request.

The Issue Date and the effective date of this rider and the policy are the same unless another effective date is shown below.


--------------------
       DATE






       /s/ Robert J. Banstetter                     /s/ Richard A. Liddy
         V.P., GENERAL COUNSEL                      CHAIRMAN, PRESIDENT
             AND SECRETARY                                AND CEO



                                  General
                              American [Logo]
                          LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166


1R20
(6/98)

               WAIVER OF MONTHLY DEDUCTION RIDER

If this rider is listed on the Policy Specifications page it is a part of the policy. It is subject to all of the provisions of the policy which are not inconsistent with the provisions of this rider.

WAIVER OF MONTHLY If you furnish us with due written proof that the insured DEDUCTION BENEFIT is totally disabled, as defined in this rider, we will waive the monthly deductions for this policy. The insured must have become disabled after age 5 and before age 65. The disability must have continued without interruption for at least six months. This rider must be in force. Monthly deductions for this policy will be waived as follows:

                  Disability Beginning Before Age 60. If the insured's disability begins before age 60, we will waive monthly deductions which were due during the six months of uninterrupted disability. We will continue to waive monthly deductions after that. However, the insured must continue to be totally disabled.

                  Disability Beginning Between Ages 60 and 65. If the insured's disability begins on or after age 60 but before age 65, we will waive monthly deductions which were due during the six months of uninterrupted disability. We will continue to waive monthly deductions after that, but no later than age 65. However, the insured must continue to be totally disabled.

DEFINITION OF     "Age 5," "age 60," and "age 65" begin on the policy
AGE 5, AGE 60,    anniversaries nearest the insured's 5th, 60th, and 65th
AND AGE 65        birthdays, respectively.

TOTAL DISABILITY  "Total Disability" means the inability of the insured to perform the substantial and material duties of his regular occupation. Such disability must be the result of an injury or a sickness. The injury or sickness must originate after this rider became effective.

                  However, after this period of disability has continued for 60 months, the insured will be considered to be totally disabled only if he is unable to perform the substantial and material duties of any occupation for which he is reasonably fitted by education, training or experience. Such disability must be the result of an injury or a sickness.

                  If after this rider becomes effective, the insured suffers the total and irrecoverable loss of sight in both eyes, or of the use of both hands or both feet, or of one hand and one foot, this will be considered total disability as defined in this rider. On such a loss the insured will still be considered disabled even though working.

RECURRENT TOTAL   If, while this policy is in force, the insured becomes
DISABILITY        disabled again after having been totally disabled before,
                  the new disability will be considered a continuation of the previous period unless:

                  1.  It is due to an entirely different cause; or

                  2. The insured has performed the material and substantial duties of a gainful occupation. These duties must be performed for a continuous period of 6 months or more between such periods of total disability.

RISKS NOT         We will not waive monthly deductions under this rider if
ASSUMED           disability results from war or any act of war while the
                  insured is in the military, naval or air forces of any country at war. We will also not waive monthly deductions if the insured becomes disabled as a result of war or any act of war while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

TERMINATION       You may terminate this rider as of any monthly anniversary following a proper written request. If this rider is not already terminated, it will terminate on the date any of the following events first occurs:

                  1. When the insured attains age 65. This will be without prejudice to any benefits granted for total disability occurring before age 65; or

LN82WMD                                 1
(7/2000)

                  2.  The lapse of the policy; or

                  3.  The surrender of the policy; or

                  4.  The maturity of the policy; or

                  5.  The date of death of the insured.

NOTICE OF         Before we waive any monthly deduction, we must receive
CLAIM AND PROOF   at our Home Office:
OF DISABILITY
                  1.  Written notice of claim for this benefit during the
                      lifetime of the insured. This notice must be submitted during the continuance of total disability. This notice cannot be submitted later than six months after age 65 of the insured; and

                  2. Written proof of total disability within six months after we receive written notice of claim. In no event shall this proof be submitted later than the date when any of the following events first occurs:

                      a. One year after age 65 of the insured;

                      b. Prior maturity of the policy;

                      c. Surrender of the policy for its net cash value;

                      d. One year from the due date of the first unpaid
                         monthly deduction.

                  Failure to give such notice and proof within the time allowed will not always invalidate a claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as is reasonably possible. In no event will any monthly deduction be waived or refunded if its due date was more than one year before we received notice of claim at our Home Office.

                  We will require no further proof of disability and we will automatically waive all further monthly deductions if:

                  1.  The insured is totally disabled at age 65; and

                  2. All monthly deductions for at least the five years preceding age 65 have been waived.

EXAMINATION       We have the right to have the insured examined by our
OF THE INSURED    appointed examiner. We will pay for this examination.
AND PROOF OF
CONTINUED         We also have the right to receive written proof of
DISABILITY        continuance of disability from the insured at the
                  following times:

                  1.  After receipt of such notice of claim;

                  2. At any time within two years after we receive proof of total disability;

                  3.  Not more than once each year after the first two years.

                  We will not waive any further monthly deductions if the insured refuses to be medically examined. Nor will we waive further monthly deductions if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY  We cannot contest this rider after a period of two years from its date of issue if:

                  1. This rider shall have been in force during the lifetime of the insured; and

                  2. The insured does not become totally disabled within this period.

LN82WMD                              2
(7/2000)

COST OF           The cost of insurance for the Waiver of Monthly
INSURANCE         Deductions Rider is determined on a monthly basis. The
                  cost of insurance for a policy month is calculated as
                  (a) multiplied by (b) where:

                  a. is the cost of insurance rate for this rider; and

                  b. is the sum of items i, ii, iii and iv where:

                     i. is the cost of insurance for the basic policy for the policy month

                     ii. is the first year monthly policy charge, where applicable

                     iii. is the monthly expense charge, when applicable

                     iv. is any cost of insurance for the policy month for any benefit provided by a supplemental rider (other than Waiver of Monthly Deduction Rider) made a part of the basic policy.

                  The cost of insurance rate for this benefit is based on the attained age and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance Rates for Waiver of Monthly Deductions Rider.

                  Each monthly anniversary this rider is in force, the cost of insurance for the rates (as determined above) will be added to the monthly deduction as defined in the Guaranteed Values section or the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

GENERAL           We will pay all other amounts payable under the policy
PROVISIONS        the same as if monthly deductions had not been waived.

                  If the insured becomes disabled during the grace period of the first monthly deduction in default, we will allow this waiver of monthly deduction as if default had not occurred. However, you will be liable for the monthly deduction in default. Interest compounded at 6% per year will be charged on this monthly deduction.

                  You may apply for reinstatement of this policy with or without this rider. We have the right to decide whether to approve the reinstatement of this policy with or without this rider.

DATE OF ISSUE     The date of issue of the rider is the same as the date
                  of issue of this policy unless another date of issue is shown below.




---------------------
        DATE



            /s/ Robert J. Banstetter              /s/ Richard A. Liddy
              V.P., GENERAL COUNSEL               CHAIRMAN, PRESIDENT
                  AND SECRETARY                         AND CEO


                                  GENERAL
                              AMERICAN [Logo]
                          LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166


LN82WMD
(7/2000)                              3

                   WAIVER OF SPECIFIED PREMIUM RIDER


The waiting period in the incontestability provision of this rider is different from that in the policy and begins on the effective date of this rider.

If we have approved this rider as a part of this policy and the policy's minimum premium has been paid, this rider will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy; except as modified herein. The Policy Specifications page or, if this rider is added after issue, the request for policy change shows the monthly premium that will be waived upon the insured's total disability.

WAIVER OF         We will credit, as a premium payment, the monthly premium
SPECIFIED         waived to the policy's cash value if:
PREMIUM BENEFIT
                  1.  You furnish us with written proof that the insured is
                      totally disabled, as defined in this rider; and

                  2. The insured becomes disabled after age 5 and before age 65; and

                  3. Disability has continued without interruption for at least 180 days; and

                  4.  This rider is in force.

                  The monthly premium waived will be credited as premium to the policy's cash value as long as the policy remains in force as follows:

                  Disability Beginning Before Age 60. If the insured's disability begins before age 60, we will credit the monthly premiums waived which were due during the 180 days of uninterrupted disability. After that, we will continue to credit the monthly premiums waived. However, the insured must continue to be totally disabled.

                  Disability Beginning Between Ages 60 and 65. If the insured's disability begins on or after age 60 but before age 65, we will credit the monthly premiums waived which were due during the 180 days of uninterrupted disability. We will continue to credit the monthly premiums waived after that, but no later than age 65. However, the insured must continue to be totally disabled.

                  If the credit to the policy's cash value for the monthly premiums waived exceeds the maximum premium allowed by the federal law that defines life insurance, we will pay the monthly premium waived to you.

POLICY LAPSE      Crediting of the monthly premium waived to the policy's
                  cash value does not guarantee that the policy will remain in force. If the cash surrender value of the policy is insufficient to cover the monthly deduction as described in the basic policy, the policy will lapse as defined in the grace period provision of the basic policy.

DEFINITION OF     "Age 5," "age 60," and "age 65" begin on the policy
AGE 5, AGE 60,    anniversary nearest the insured's 5th, 60th and 65th
AND AGE 65        birthdays, respectively.

TOTAL DISABILITY  "Total Disability" means the inability of the insured to perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an injury or a sickness. The injury or sickness must first manifest itself after the effective date of this rider.

1084400                                   1
(12/89)

                  However, after this period of disability has continued for 60 months, the insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                  If, after this rider becomes effective, the insured suffers the total and irrecoverable loss of:

                  1.  sight in both eyes, or

                  2.  the use of both hands or both feet, or

                  3.  the use of one hand and one foot,

                  this will be considered total disability as defined in this rider. With such a loss the insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL   If, while this policy and rider are in force, the insured
DISABILITY        becomes disabled again after having been totally disabled
                  before, the new disability will be considered a continuation of the previous period unless:

                  1.  It is due to an entirely different cause; or

                  2. The insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of 6 months or more between such periods of total disability.

RISKS NOT         We will not credit the monthly premium waived under this
ASSUMED           rider to the policy's cash value if disability results
                  from war or any act of war while the insured is in the military, naval or air forces of any country at war. We will also not credit the monthly premium waived if the insured becomes disabled while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

TERMINATION       You may terminate this rider as of any monthly
                  anniversary. To do this you must make a proper written request. We may require the policy and this rider for endorsement. If this rider is not already terminated, it will terminate on the date any of the following events first occurs:

                  1. When the insured attains age 65. This will be without prejudice to any benefits granted for total disability occurring before age 65; or

                  2.  The date the policy lapses; or

                  3.  The date the policy is surrendered; or

                  4.  The maturity date of the policy; or

                  5.  The date of death of the insured.

                  We will incur no liability for this rider if premiums for it are paid beyond its termination date. Any premiums paid beyond that date will be returned with compound interest at 6% per year.

NOTICE OF         Before we credit any monthly premium waived to the
CLAIM AND PROOF   policy's cash value, we must receive at our home office:
OF DISABILITY
                  1.  Written notice of claim for this benefit during the
                      lifetime of the insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this rider terminates.

1084400                              2
(12/89)

                  2. Written proof of total disability within six months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                      a. One year after age 65 of the insured;

                      b. Maturity of the policy;

                      c. Surrender of the policy for its cash surrender
                         value;

                      d. One year from the due date of the first unpaid
                         monthly deduction.

                  Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will we credit any monthly premium waived if its due date was more than one year before we received notice of claim at our home office.

                  We will require no further proof of disability and we will automatically credit further monthly premiums waived if:

                  1.  The insured is totally disabled at age 65; and

                  2. All monthly premiums waived for at least the five years preceding age 65 have been credited.

EXAMINATION       We have the right to have the insured examined by our
OF THE INSURED    appointed examiner. Such exam will be at our expense.
                  We also have the right to require written proof of continuance of disability from the insured at the following times:

                  1.  After receipt of notice of claim;

                  2. At reasonable intervals within two years after we receive proof of total disability;

                  3.  Not more than once each year after the first two years.

                  We will not credit to the policy's cash value any further monthly premiums waived if the insured refuses to be medically examined. Nor will we credit to the policy's cash value further monthly premiums waived if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY  We cannot contest this rider after it has been in force during the lifetime of the insured for a period of two years from its issue date, excluding any period the insured is totally disabled. We cannot contest any reinstatement of this rider after it has been in force during the lifetime of the insured for a period of two years from the date we approve a reinstatement.

REINSTATEMENT     Within five years after the date this rider terminated
                  due to policy lapsing, you may apply for reinstatement if:

                  1.  The policy is also being reinstated; and

                  2. You submit proof satisfactory to us that the insured is insurable by our standards; and

                  3. You meet the premium requirements as described in the basic policy's reinstatement provision; and

                  4. The insured is alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

1084400                                3
(12/89)

                  You may apply for reinstatement of the policy with or without this rider. We have the right to decide whether to approve the reinstatement of the policy with or without this rider.

COST OF           The cost of insurance for the Waiver of Specified Premium
INSURANCE         Rider is determined on a monthly basis. The cost of
                  insurance for a policy month is calculated as (a) multiplied by (b) where:

                  a. is the cost of insurance rate for this rider; and

                  b. is the monthly premium waived.

                  The cost of insurance rate for this rider is based on the attained age and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown on the Guaranteed
                  Cost of Insurance Rates page for the Waiver of Specified Premium Rider.

                  Each monthly anniversary this rider is in force, the cost of insurance (as determined above) will be added to the monthly deduction as defined in the Cash Values Section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

GENERAL           If the insured becomes disabled during the grace period
PROVISIONS        of the first monthly deduction in default, we will allow
                  this Waiver of Specified Premium as if default had not occurred. However, you will be liable for the greater of:

                  1.  the monthly premium waived; or

                  2. an amount sufficient to cover all charges, as defined in the basic policy, due for that policy month.

                  Interest at 6% per year will be charged on the amount due.

The date of issue and effective date of this rider and the policy are the same unless another effective date of this rider is shown below.



---------------------
    Date of Rider


            /s/ Matthew P. McCauley              /s/ Kevin C. Eichner
              V.P., GENERAL COUNSEL               PRESIDENT AND CEO
                  AND SECRETARY


                                  General
                              American [Logo]
                          LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166

1084400                              4
(12/89)